Exhibit 99.1

[Freedonia Letterhead]

CONSENT OF THE FREEDONIA GROUP, INC.

We hereby consent to the references to our company’s name in the Registration Statement on Form S-1 (as may be amended or supplemented, the “Registration Statement”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company in the Registration Statement from Table IV-4 from our report World Well Stimulation Materials, April 2011. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

THE FREEDONIA GROUP, INC.

By:	/s/ Corinne Gangloff
Name:
Title:

June 22, 2011